UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard
Santa Monica, CA		90405
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code: (310) 255-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                             Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Current Report on Form 8-K as filed by Activision Blizzard, Inc. (“Activision Blizzard”) with the Securities and Exchange Commission (“SEC”) on July 15, 2008, the merger of Sego Merger Corporation, a wholly owned subsidiary of Activision, Inc. (“Activision”), with and into Vivendi Games, Inc. (“Vivendi Games”) on July 9, 2008 was treated as a “reverse acquisition” for accounting purposes and as such, the historical financial statements of the accounting acquirer, Vivendi Games, will become the historical financial statements of Activision Blizzard.  The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants.

(a)           PricewaterhouseCoopers LLP was the independent registered public accounting firm that audited Activision’s financial statements for the recent fiscal years ended March 31, 2008, 2007 and 2006.  On July 9, 2008, the audit committee and the board of directors of Activision Blizzard engaged PricewaterhouseCoopers LLP to be the independent registered public accounting firm for Activision Blizzard for the year ending December 31, 2008.  During the fiscal years ended December 31, 2007 and 2006, and during the transition period through July 9, 2008, Activision or Vivendi Games did not consult with PricewaterhouseCoopers LLP in regards to Vivendi Games’ financial statements, which were audited by Ernst & Young LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that was rendered on the Vivendi Games’ financial statements or the type of audit opinion that might be rendered on Activision Blizzard’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

(b)           On July 9, 2008, the audit committee of Activision Blizzard chose to dismiss Ernst & Young LLP, the independent auditors that were previously engaged to audit the financial statements of Vivendi Games.  In the past two years, no report on the financial statements of Vivendi Games issued by Ernst & Young LLP contained an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.  In addition, during Vivendi Games’ two most recent fiscal years and through the date of dismissal of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Except as described below, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred during the fiscal years ended December 31, 2007, 2006 and 2005 and through July 9, 2008.

During the fiscal years ended December 31, 2006 and 2007, Vivendi Games was a wholly owned subsidiary of Vivendi S.A.  As a wholly owned subsidiary operating as a business unit within the Vivendi S.A. group, Vivendi Games had not historically prepared financial statements for separate stand alone purposes, had its taxable income processed within the Vivendi U.S. tax returns and did not maintain an external financial reporting group or a tax group.  Internal controls have proven to be adequate to comply with Vivendi S.A.’s internal reporting requirements under International Financial Reporting Standards.  The U.S. GAAP stand-alone financial statements of Vivendi Games for the fiscal years ended December 31, 2007 and 2006 were prepared for the purpose of inclusion in Activision’s proxy statement relating to the merger with Activision and were issued after the announcement of the transaction.

Management of Vivendi Games has discussed the material weaknesses described below with Ernst & Young LLP, and management of Vivendi Games and Vivendi S.A. have authorized Ernst & Young LLP to respond fully to the inquiries of a successor auditor concerning the subject matter below.  Ernst & Young LLP considered the material weaknesses in determining the nature, timing and extent of their audit procedures performed on the 2007 and 2006 financial statements of Vivendi Games.

In connection with Ernst & Young LLP’s audit of the financial statements of Vivendi Games for the fiscal years ended December 31, 2007 and 2006, Ernst & Young LLP advised Vivendi Games that it believed the following matters constituted material weaknesses as it related to those stand-alone financial statements:

In connection with the preparation of its financial statements, on a stand-alone U.S. GAAP basis, for the fiscal years ended December 31, 2007 and 2006, Vivendi Games management did not detect certain errors in the preparation, classification and disclosure of its financial statements; additionally, Vivendi Games management did not detect certain errors in the stand alone-tax provision and related tax disclosures in its financial statements for the fiscal year ended December 31, 2007.  These errors were detected by Ernst & Young LLP during the audit process and required certain modifications to the financial statements and related disclosures prior to their issuance.  These modifications were made prior to the delivery of these financial statements by Vivendi Games management to Activision.

Activision Blizzard has provided Ernst & Young LLP with a copy of the foregoing disclosures and requested that Ernst & Young LLP furnish a letter addressed to the United States Securities and Exchange Commission stating whether it agreed with the above statements made by Activision Blizzard.  A copy of such letter, dated July 28, 2008, is filed as Exhibit 16.1 to this Form 8-K/A, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the SEC, dated July 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVISION BLIZZARD, INC.

Date: July 28, 2008	By:	/s/ Thomas Tippl
	Name:	Thomas Tippl
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the SEC, dated July 28, 2008